EXHIBIT 23 (a)

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of Delphi Corporation (formerly Delphi Automotive Systems Corporation) on Form S-8 of our report dated January 16, 2002, appearing in the Annual Report on Form 10-K of Delphi Automotive Systems Corporation for the year ended December 31, 2001 and our report dated June 24, 2002, appearing in the Annual Report on Form 11-K of Delphi Mechatronic Systems Saving-Stock Purchase Program for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 28, 2002

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